UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

October 24, 2013

ROCKDALE RESOURCES CORPORATION
(Exact name of registrant as specified in charter)

Colorado (State or other jurisdiction of incorporation or organization)	000-52692 (Commission File Number)	86-1061005 (IRS Employer Identification No.)
5114 Balcones Woods Drive, Suite 307-511 Austin, Texas 78759 (Address of principal executive offices and zip code)

(512) 537-2257
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01                      Entry into a Material Definitive Agreement.

On October 2, 2013, the Company executed a Paid Up Oil and Gas Lease (the “New Lease”) between Noack Farms, LLC (“Noack”), as Lessor, and the Company, as Lessee.(1)  Under the New Lease, Noack leased to the Company 623.29 acres in Milam County, Texas, for the purpose of exploring for, developing, producing, and marketing oil and gas, along with all hydrocarbon and hydrocarbon substances produced in association therewith.  The New Lease, which is a “paid-up” lease requiring no rentals, has a primary term of two years, and continues for so long thereafter as oil or gas or other substances covered by the New Lease are produced in paying quantities from the leased premises or lands pooled with the leased premises.  The New Lease provides for royalties of 1/6th of the production from the leased premises to be paid to Noack.

The land described in the New Lease was subject to a pre-existing Paid Up Oil and Gas Lease dated June 20, 2011, from Noack, as Lessor, to Ardent 1, LLC, as Lessee (the “Prior Lease”).  The New Lease provided that it was subordinate to the Prior Lease, and that it would not become effective until the termination or release of the Prior Lease.

By virtue of a series of assignments, the Prior Lease previously had been assigned to the Company as Lessee effective as of March 20, 2012.  (The assignment to the Company is filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2013, filed with the Securities and Exchange Commission on August 14, 2013 (the “10-Q”), and the Prior Lease is filed as Exhibit 10.8 to the 10-Q.)  All of the Company’s current wells are drilled on the 623.29 acres that constitute the leased premises under the New Lease and the Prior Lease.

On October 24, 2013, the Company filed a release of the Prior Lease.  (For additional discussion, see Item 1.02 of this Form 8-K.)

As consideration for the New Lease, concurrently with Noack’s execution of the New Lease in June 2013, the Company paid Noack $3,116.45.  As further consideration for the New Lease, on October 24, 2013, the Company issued Noack 100,000 shares of the Company’s common stock.  Under the New Lease, the Company must pay $1,000.00 per acre for well sites (with payments for fractions of an acre to be prorated based on the fraction of the acre used) as compensation for surface damages.  The Company is also obligated to pay for certain other damages actually caused to the leased premises.

In conjunction with Noack’s execution of the New Lease, on May 31, 2013, the Company entered into a Defense and Indemnity Agreement with Noack Farms, LLC (the “Defense Agreement”).  Under the Defense Agreement, the Company agreed to defend and indemnify Noack and certain parties related to Noack against certain claims asserted by any third party relating to the negotiation, execution, recording, or existence of the New Lease.

The foregoing summaries of the New Lease and the Defense Agreement do not purport to be complete and are qualified in their entirety by reference to such documents, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and which are incorporated herein by reference.

(1)           The New Lease is dated June 3, 2013.  Noack executed the New Lease on June 2, 2013, and the Company executed the New Lease on October 2, 2013.

Item 1.02                      Termination of a Material Definitive Agreement.

On October 24, 2013, the Company filed a release of all of its right, title, and interest in and to the Paid Up Oil and Gas Lease (the “Prior Lease”) between Noack Farms, LLC (“Noack”), as Lessor, and Ardent 1, LLC, as Lessee.  By virtue of a series of assignments, the Prior Lease previously had been assigned to the Company as Lessee effective as of March 20, 2012.  (The assignment to the Company is filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2013, filed with the Securities and Exchange Commission on August 14, 2013 (the “10-Q”), and the Prior Lease is filed as Exhibit 10.8 to the 10-Q.)

Under the Prior Lease, Noack leased to the Lessee 623.29 acres in Milam County, Texas, for the purpose of exploring for, developing, producing, and marketing oil and gas, along with all hydrocarbon and hydrocarbon substances produced in association therewith.  The Prior Lease, which was a “paid-up” lease requiring no rentals, had a primary term of two years, and was to continue for so long thereafter as oil or gas or other substances covered by the Prior Lease were produced in paying quantities from the leased premises or lands pooled with the leased premises.  Under the Prior Lease and the instruments effecting the assignment of the Prior Lease to the Company, the royalty payable on production from the leased premises totaled 25%.

The Company filed the release of the Prior Lease to allow for the effectiveness of the New Lease.  The New Lease, entered into directly between the Company and Noack, involves no intervening assignments.  Further, the Company believes that the New Lease’s terms, including its reduced royalty rate, are more compatible with the Company’s current business plan and economic situation.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

10.1           Paid Up Oil and Gas Lease dated June 3, 2013, between Noack Farms, LLC and Rockdale Resources Corporation.

10.2           Defense and Indemnity Agreement dated May 31, 2013, between Noack Farms, LLC and Rockdale Resources Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKDALE RESOURCES CORPORATION

Date:  October 30, 2013                                                        By:         /s/ Marc Spezialy
Marc Spezialy
Chief Executive Officer